                                                                     Exhibit 2.1


                             CERTIFICATE OF MERGER
                                      OF
                            GREENPOINT CREDIT CORP.
                                     INTO
                            GREENPOINT CREDIT, LLC

     Under Section 264 of the General Corporation Law

FIRST: The name and jurisdiction of formation and organization of each entity to merge is a follows:

           (1)  GreenPoint Credit Corp.-Delaware
           (2)  GreenPoint Credit, LLC-Delaware

SECOND: An Agreement of Merger has been approved and executed by each of the entities subject to the merger in the following manner:

           (a) As to GreenPoint Credit Corp., by the unanimous written consent of its board of directors followed by the unanimous written consent of its sole shareholder, GreenPoint Mortgage Funding, Inc.

           (b) As to GreenPoint Credit, LLC, by the unanimous written consent of the management committee followed by the consent of its sole member, GreenPoint Mortgage Funding, Inc.

THIRD: The name of the surviving domestic limited liability company is GreenPoint Credit, LLC.

FOURTH: The future effective date or time of the merger is as of the close of business on September 30, 1999.

FIFTH: The Agreement of Merger is on file at the place of business of GreenPoint Credit, LLC at 10089 Willow Creek Road, San Diego, CA 92131.

SIXTH: A copy of the Agreement of Merger will be furnished by GreenPoint Credit, LLC, on request and without cost to any member of GreenPoint Credit, LLC or to any person or entity holding an interest in GreenPoint Credit Corp., the entities which are to merge pursuant to the Agreement of Merger.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate and affirm the truth of the statements herein set forth, under penalty of perjury, on this 20th day of September, 1999.

                                     GREENPOINT CREDIT, LLC

                                      /s/ Michael F. Najewicz
                                     ---------------------------------
                                     Name: Michael F. Najewicz
                                     Title:  Senior Vice President and
                                             General Counsel